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                                   EXHIBIT 21

                                  SUBSIDIARIES

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
                                       Juris. of                                                 No. Shares of       Percentage
              Subsidiary                 Org.                        Owner                       Capital Stock        Ownership
              ----------                 ----                        -----                       -------------        ---------
Suiza Management Corporation               DE      Suiza Foods Corporation                    1,000 common shares       100%
Suiza Capital Trust II                     DE      Suiza Foods Corporation
Neptune Delaware Corporation               DE      Suiza Foods Corporation                    1,000 common shares       100%
VOV Acquisition Corp.                      DE      Suiza Foods Corporation                    1,000 common shares       100%
SUIZA INTERNATIONAL HOLDING COMPANY        DE      Suiza Foods Corporation                     100 common shares        100%
Suiza Espana                              Spain    Suiza International Holding Company                                  100%
Leche Celta                               Spain    Suiza International Holding Company                                   85%
SUIZA U.S. HOLDING COMPANY                 DE      Suiza Foods Corporation                     100 common shares        100%
Garrido y Compania, Inc                    PR      Suiza U.S. Holding Company                  100 common shares        100%
Garrido Alto Grande Corp.                  PR      Garrido y Compania, LLC                  1,000,000 common shares     100%
Morningstar Foods Inc.                     DE      Suiza U.S. Holding Company                 1,000 common shares       100%
Morningstar Services Inc.                  DE      Morningstar Foods Inc.                     1,000 common shares       100%
Neva Plastics Manufacturing                DE      Suiza U.S. Holding Company                10,000 common shares       100%
     Corporation
Suiza Dairy Corporation                    DE      Suiza U.S. Holding Company                10,000 common shares       100%
Suiza Fruit Corporation                    DE      Suiza U.S. Holding Company                10,000 common shares       100%
CONTINENTAL CAN COMPANY, INC.              DE      Suiza Foods Corporation                   10,000 common shares       100%
Dixie Holding, Inc.                        NY      Continental Can Company, Inc.             10,000 common shares;      100%
                                                                                             100 shares preferred
Franklin Plastics, Inc.                    DE      Continental Can Company, Inc. (88%)     5,000,000 shares common;     100%
                                                   Alan J. Bernon & Peter M. Bernon (12%)      1,000,000 shares
                                                                                                   preferred
Consolidated Container Company, LLC        DE      Franklin Plastics, Inc.                                               43%
Lockbart Realty Corp.                      NY      Continental Can Company, Inc.                                        100%
Suiza Fluid Dairy Group Holdings, Inc.     NV      Suiza Foods Corporation                    1,000 common shares       100%
Suiza Dairy Group GP, LLC                  DE      Suiza Management Corporation                100 common units         100%
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
SUIZA DAIRY GROUP, L.P.                    DE      Suiza Fluid Dairy Group Holdings, Inc.    Partnership Interests      100%
                                                        (66.2%)
                                                   Dairy Farmers of America (33.8%)
                                                   Suiza Dairy Group GP, LLC (General
                                                        Partner Interest)
COUNTRY FRESH, LLC                         MI      Suiza Dairy Group, L.P.                     100 common units         100%
CF Burger Dairy, LLC                       DE      Country Fresh, LLC                          100 common units         100%
London's Farm Dairy, LLC                   DE      Country Fresh, LLC                          100 common units         100%
Oberlin Farms Dairy, LLC                   DE      Country Fresh, LLC                          100 common units         100%
SUIZA GTL, LLC                             DE      Suiza Dairy Group, L.P.                     100 common units         100%
New England Dairies, LLC                   DE      Suiza GTL. LLC                              100 common units         100%
Tuscan/Lehigh Management, LLC              DE      Suiza GTL, LLC                              100 common units         100%
Tuscan/Lehigh Dairies, L.P.                DE      Suiza GTL, LLC (99%)                        100 common units         100%
                                                   Tuscan/Lehigh Management, LLC (1%)
SUIZA SOUTHEAST, LLC                       DE      Suiza Dairy Group, L.P.                     100 common units         100%
Broughton Foods, LLC                       DE      Suiza Southeast, LLC                        100 common units         100%
Dairy Fresh, LLC                           DE      Suiza Southeast, LLC                        100 common units         100%
Land-O-Sun Dairies, LLC                    DE      Suiza Southeast, LLC                        100 common units         100%
Louis Trauth Dairy, LLC                    DE      Suiza Southeast, LLC                        100 common units         100%
Shenandoah's Pride, LLC                    DE      Suiza Southeast, LLC                        100 common units         100%
Velda Farms, LLC                           DE      Suiza Southeast, LLC                        100 common units         100%
SUIZA SOUTHWEST, LLC                       DE      Suiza Dairy Group, L.P.                     100 common units         100%
Country Delite Farms, LLC                  DE      Suiza Southwest, LLC                        100 common units         100%
Model Dairy, LLC                           DE      Suiza Southwest, LLC                        100 common units         100%
Robinson Dairy, LLC                        DE      Suiza Southwest, LLC                        100 common units         100%
SFG Management Limited Liability           DE      Suiza Southwest, LLC (95%)                  100 common units         100%
     Company                                       Suiza Management Corporation (5%)
Southern Foods Group, L.P.                 DE      Suiza Southwest, LLC (99%)                  100 common units         100%
                                                   SFG Management Limited Liability
                                                        Company (1%)
SFG Capital Corporation                    DE      Southern Foods Group, L.P.                  100 common shares        100%
Suiza SoCal, LLC                           DE      Suiza Southwest, LLC                        100 common units         100%
Sulphur Springs Cultured Products, LLC     DE      Suiza Southwest, LLC                        100 common units         100%
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